                                                                     EXHIBIT 3.1



                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of the 28th day of April, 1997 by and between DSP Technology Inc., a California corporation ("DSP California"), and DSP Technology Inc., a Delaware corporation ("DSP Delaware").

                                  WITNESSETH:

     WHEREAS, DSP Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, DSP California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, DSP Delaware has authority to issue 1,000 shares of Common Stock, par value $.001 per share (the "DSP Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by DSP California;

     WHEREAS, as of April 25, 1997, the record date of the 1997 Annual Meeting of Shareholders (the "Annual Meeting"), DSP California has authority to issue
(i) 25,000,000 shares of Common Stock (the "DSP California Common Stock"), of which 2,180,962 shares are issued and outstanding and (ii) 2,500,000 shares of Preferred Stock, of which no shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for DSP Delaware and DSP California have determined that, for the purpose of effecting the reincorporation of DSP California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that DSP California merge with and into DSP Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of DSP Delaware and DSP California, the shareholders of DSP California, and the sole stockholder of DSP Delaware have adopted and approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, DSP California and DSP Delaware hereby agree to merge as follows:

     1.   Merger.  DSP California shall be merged with and into DSP Delaware,
          ------
and DSP Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     2.   Governing Documents.  The Certificate of Incorporation of DSP Delaware
          -------------------
shall be amended and restated as in the form attached hereto as Appendix A, and
                                                                ----------
shall be the Certificate of Incorporation of the surviving corporation; and the By-Laws of DSP Delaware shall be amended and restated as in the form attached hereto as Appendix B, provided, however, that (i) in the event Proposal Four A
          ----------  -----------------------
is approved by the requisite vote of the shareholders of DSP California at the Annual Meeting, Article TENTH of the Certificate of Incorporation attached as

Appendix A shall be deleted; (ii) in the event Proposal Four B is approved by
----------
the requisite vote of the shareholders of DSP California at the Annual Meeting, Article SIXTH, Section A of the Certificate of Incorporation attached as

Appendix A and Article 2, Sections 2.2 and 2.12 of the Delaware By-Laws shall
----------
read in their entirety as set forth on Exhibit 1 hereto; (iii) in the event Proposal Four C is approved by the requisite vote of the shareholders of DSP California at the Annual Meeting, a new Article FIFTH, Section C (as set forth on Exhibit 2 hereto) shall be added to the Certificate of Incorporation attached as Appendix A and Article 1, Section 1.12 of the Delaware By-Laws shall read in
   ----------
its entirety as set forth on Exhibit 2 hereto; (iv) in the event Proposal

Four D is approved by the requisite vote of the shareholders of DSP California at the Annual Meeting, a new Article FIFTH, Section D (as set forth as Exhibit 3 hereto) shall be added to the Certificate of Incorporation attached as Appendix A and Article 1, Section 1.3 of the Delaware By-Laws shall
            ----------
read in its entirety as set forth on Exhibit 3 hereto; and (v) in the event Proposal Four E is approved by the requisite vote of the shareholders of DSP California at the Annual Meeting, Article SEVENTH and Article NINTH of the Certificate of Incorporation attached as Appendix A, and Article 6, Section 6.2
                                         ----------
of the Delaware By-Laws shall read as set forth in Exhibit 5 hereto.

     3.   Directors and Officers.  The directors and officers of DSP California
          ----------------------
shall become the directors and officers of DSP Delaware upon the Effective Date.

     4.   Succession.  On the Effective Date, DSP Delaware shall succeed to DSP
          ----------
California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     5.   Further Assurances.  From time to time, as and when required by DSP
          ------------------
Delaware or by its successors and assigns, there shall be executed and delivered on behalf of DSP California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in DSP Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of DSP California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of DSP Delaware are fully authorized in the name and on behalf of DSP California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6.   Stock of DSP California.  Upon the Effective Date, by virtue of the
          -----------------------
Merger and without any action on the part of the holder thereof, each share of DSP California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of DSP Delaware Common Stock.

     7.   Stock Certificates.  On and after the Effective Date, all of the
          ------------------
outstanding certificates which prior to that time represented shares of DSP California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of DSP Delaware stock into which the shares of DSP California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of DSP Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to DSP Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of DSP Delaware stock evidenced by such outstanding certificate as above provided.

     8.   Options.  Upon the Effective Date, each outstanding option or other
          -------
right to purchase shares of DSP California stock, including those options granted under the 1991 Stock Option Plan (the "Option Plan") and the 1991 Outside Directors Stock Option Plan (the "Directors Plan") of DSP California, shall be converted into and become an option or right to purchase the same number of shares of DSP Delaware stock at a price per share equal to the exercise price of the option or right to purchase DSP California stock and upon the same terms and subject to the same conditions as set forth in the Option Plan and the Directors Plan, respectively, and other agreements entered into by DSP California pertaining to such options or rights. A number of shares of DSP Delaware stock shall be reserved for purposes of such options and rights equal to the number of shares of DSP California stock so reserved as of the Effective Date. As of the Effective Date, DSP Delaware shall assume all obligations of DSP California under agreements pertaining to such options and rights, including the Option Plan, and the outstanding options or other rights, or portions thereof, granted pursuant thereto.

     9.   Other Employee Benefit Plans.  As of the Effective Date, DSP Delaware
          ----------------------------
hereby assumes all obligations of DSP California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     10.  Outstanding Common Stock of DSP Delaware.  Forthwith upon the
          ----------------------------------------
Effective Date, the One Hundred (100) shares of DSP Delaware Common Stock presently issued and outstanding in the name of DSP California shall be canceled and retired and resume the status of authorized and unissued shares of DSP Delaware

Common Stock, and no shares of DSP Delaware Common Stock or other securities of DSP Delaware shall be issued in respect thereof.

     11.  Covenants of DSP Delaware.  DSP Delaware covenants and agrees that it
          -------------------------
will, on or before the Effective Date:

          a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which DSP California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of DSP Delaware. In connection therewith, DSP Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

          b. File any and all documents with the California Franchise Tax Board necessary to the assumption by DSP Delaware of all of the franchise tax liabilities of DSP California.

     12.  Book Entries.  As of the Effective Date, entries shall be made upon
          ------------
the books of DSP Delaware in accordance with the following:

          a. The assets and liabilities of DSP California shall be recorded at the amounts at which they were carried on the books of DSP California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the one hundred (100) shares of DSP Delaware Common Stock presently issued and outstanding.

          b. There shall be credited to the capital stock of DSP Delaware the aggregate amount of the par value of all shares of DSP Delaware stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

          c. There shall be credited to the capital surplus account of DSP Delaware the aggregate of the amounts shown in the capital stock and capital surplus accounts of DSP California immediately prior to the Effective Date, less the amount credited to the common stock account of DSP Delaware pursuant to Paragraph (b) above.

          d. There shall be credited to the retained earnings account of DSP Delaware an amount equal to that carried in the retained earning account of DSP California immediately prior to the Effective Date.

     13.  Condition.  It shall be a condition precedent to the consummation of
          ---------
the Merger and the other transactions contemplated by this Merger Agreement that the shares of Delaware Common Stock to be issued by DSP Delaware shall, upon official notice of issuance, be listed on the Nasdaq National Market prior to or on the Effective Date.

     14.  Amendment.  At any time before or after approval and adoption by the
          ---------
shareholders of DSP California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of DSP Delaware and DSP California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

     15.  Abandonment.  At any time before the Effective Date, this Merger
          -----------
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either DSP California or DSP Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of DSP Delaware and the shareholders of DSP California.

     16.  Counterparts.  In order to facilitate the filing and recording of this
          ------------
Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of DSP California and DSP Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.


                                    DSP Technology Inc., a Delaware corporation


                                    By:  /s/  F. Gil Troutman, Jr.
                                         -------------------------
                                         F. Gil Troutman, Jr.,
                                         President

ATTEST:



 /s/  Jose M. Millares, Jr.
---------------------------------
Jose M. Millares, Jr., Secretary

                                    DSP Technology Inc., a California
                                    corporation


                                    By:  /s/  F. Gil Troutman, Jr.
                                         -------------------------
                                         F. Gil Troutman, Jr.,
                                         President
ATTEST:


/s/  Jose M. Millares, Jr.
---------------------------------
Jose M. Millares, Jr., Secretary

                                   Exhibit 1
                                   ---------

             CLASSIFIED BOARD OF DIRECTORS REMOVABLE ONLY FOR CAUSE
                               (Proposal Four B)


     In the event Proposals Three and Four B are approved by the requisite vote of the shareholders, Article Sixth, Section A of the Delaware Certificate shall read in its entirety as follows:

     The number of directors shall initially be four (4) and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the effective date of the merger of DSP Technology Inc., a California corporation with and into the Corporation (the "Effective Date") the directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the stockholders following the Effective Date, the term of office of the second class to expire at the second annual meeting of stockholders held following the Effective Date, the term of office of the third class to expire at the third annual meeting of stockholders following the Effective Date, and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director."; and

     Article 2, Sections 2.2. and 2.12. of the Delaware By-Laws shall read their entirety as follows:

     "2.2.  Number and Term of Office.  The number of directors shall initially
            -------------------------
     be four (4) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the effective date of the Agreement and Plan of Merger between the Corporation and DSP Technology Inc., a California corporation (the "Effective Date"), the directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders held after the Effective Date; the term of office of the second class to expire at the second annual meeting of stockholders held after the Effective Date; the term of office of the third class to expire at the third annual meeting of stockholders held after the Effective Date; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director."

                                   *    * * *

     "2.12.    Removal.  Subject to the rights of the holders of any series of
               -------
     Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class."

                                   Exhibit 2

                    ELIMINATION OF ACTION BY WRITTEN CONSENT
                               (Proposal  Four C)


     In the event Proposals Three and Four C are approved by the requisite vote of the shareholders, Article Fifth, Section C of the Delaware Certificate shall read in its entirety as follows:

     "C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders."; and

     Article 1, Section 1.12. of the Delaware By-Laws shall read in its entirety as follows:

     "1.12.    No Stockholder Action Without Meeting.  Any action required or
               -------------------------------------
     permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders."

                                   Exhibit 3

               LIMITATION ON THE ABILITY TO CALL SPECIAL MEETINGS
                               (Proposal Four D)


     Exhibit 3(A):
     ------------

     In the event Proposals Three and Four D are approved by the requisite vote of the shareholders, Article Fifth, Section D of the Delaware Certificate will read its entirety as follows:

     "D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors or the President and Chief Executive Officer."; and

     Exhibit 3(B):
     ------------

     Article 1, Section 1.3. of the Delaware By-Laws shall read in its entirety as follows:

     "1.3.  Special Meetings.  Special meetings of Stockholders may be called at
            ----------------
     any time only by the Board of Directors, Chairman of the Board or the President and Chief Executive Officer."

                                   Exhibit 4

              SUPER-MAJORITY VOTE REQUIREMENT FOR AMENDMENT OF THE
                        DELAWARE CERTIFICATE AND BY-LAWS
                               (Proposal Four E)

     In the event Proposals Three and Four E are approved by the requisite vote of the shareholders, Article Ninth of the Delaware Certificate shall read in its entirety as follows:

        "The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however,
                                                              --------  -------
        that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH."; and

        Article Seventh of the Delaware Certificate shall read in its entirety as follows:

        "The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of By-Laws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class."; and

        Article 6, Section 6.2. of the Delaware By-Laws shall read in its entirety as follows:

        "6.2.  By the Stockholders.  Except as otherwise set forth in these By-
               -------------------
        Laws, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new By-Laws shall have been stated in the notice of such special meeting."

                                   APPENDIX A
                                   ----------


                          CERTIFICATE OF INCORPORATION
                             OF DSP TECHNOLOGY INC.

FIRST:    The name of the Corporation is DSP Technology Inc. (hereinafter
-----
          sometimes referred to as the "Corporation").

SECOND:   The address of the registered office of the Corporation in the State
------
          of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD:    The purpose of the Corporation is to engage in any lawful act or
-----
          activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:
------

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixteen Million Shares (16,000,000) consisting of:

     1. Fifteen Million (15,000,000) shares of Common Stock, par value one-tenth of one cent ($.001) per share (the "Common Stock"); and

     2. One Million (1,000,000) shares of Preferred Stock, par value one-tenth of one cent ($.001) per share (the "Preferred Stock").

     B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:    The following provisions are inserted for the management of the
-----
          business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

SIXTH:
-----

     A. The number of directors shall initially be four (4) and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

SEVENTH:  The Board of Directors is expressly empowered to adopt, amend or
------- repeal By-Laws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of By-Laws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:   A director of the Corporation shall not be personally liable to the
------ Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law,
          (iii) under Section 174 of the Delaware General Corporation Law, or
          (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:    The Corporation reserves the right to amend or repeal any provision
----- contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this
          --------  -------
          Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Certificate of Incorporation.

TENTH     Every stockholder entitled to vote at any election of directors of
-----
          this company may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit. The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

                                  APPENDIX B
                                  ----------

BY-LAWS OF DSP TECHNOLOGY INC. (DELAWARE)

Article 1.  Stockholders
            ------------

PLACE OF MEETINGS.  ALL MEETINGS OF STOCKHOLDERS SHALL BE HELD AT SUCH PLACE
-----------------
WITHIN OR WITHOUT THE STATE OF DELAWARE AS MAY BE DESIGNATED FROM TIME TO TIME BY THE BOARD OF DIRECTORS OR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OR, IF NOT SO DESIGNATED, AT THE REGISTERED OFFICE OF THE CORPORATION.

ANNUAL MEETING.  THE ANNUAL MEETING OF STOCKHOLDERS FOR THE ELECTION OF
--------------
DIRECTORS AND FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING SHALL BE HELD ON A DATE TO BE FIXED BY THE BOARD OF DIRECTORS OR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AT THE TIME AND PLACE TO BE FIXED BY THE BOARD OF DIRECTORS OR THE PRESIDENT AND STATED IN THE NOTICE OF THE MEETING. IF NO ANNUAL MEETING IS HELD IN ACCORDANCE WITH THE FOREGOING PROVISIONS, THE BOARD OF DIRECTORS SHALL CAUSE THE MEETING TO BE HELD AS SOON THEREAFTER AS CONVENIENT.

SPECIAL MEETINGS.  SPECIAL MEETINGS OF STOCKHOLDERS MAY BE CALLED AT ANY TIME
----------------
ONLY BY THE BOARD OF DIRECTORS, THE CHAIRMAN OF THE BOARD, THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OR THE HOLDERS OF 10% OR MORE OF THE OUTSTANDING VOTING POWER OF THE CORPORATION. BUSINESS TRANSACTED AT ANY SPECIAL MEETING OF STOCKHOLDERS SHALL BE CONFINED TO THE PURPOSE OR PURPOSES STATED IN THE NOTICE OF MEETING.

NOTICE OF MEETINGS.  WRITTEN NOTICE OF EACH MEETING OF STOCKHOLDERS, WHETHER
------------------
ANNUAL OR SPECIAL, SHALL BE GIVEN NOT LESS THAN TEN (10) NOR MORE THAN SIXTY
(60) DAYS BEFORE THE DATE ON WHICH THE MEETING IS TO BE HELD, TO EACH STOCKHOLDER ENTITLED TO VOTE AT SUCH MEETING, EXCEPT AS OTHERWISE PROVIDED HEREIN OR AS REQUIRED BY LAW (MEANING HERE AND HEREAFTER, AS REQUIRED FROM TIME TO TIME BY THE DELAWARE GENERAL CORPORATION LAW OR THE CERTIFICATE OF INCORPORATION). THE NOTICES OF ALL MEETINGS SHALL STATE THE PLACE, DATE AND HOUR OF THE MEETING. THE NOTICE OF A SPECIAL MEETING SHALL STATE, IN ADDITION, THE PURPOSE OR PURPOSES FOR WHICH THE MEETING IS CALLED. IF MAILED, NOTICE IS GIVEN WHEN DEPOSITED IN THE UNITED STATES MAIL, POSTAGE PREPAID, DIRECTED TO THE STOCKHOLDER AT HIS ADDRESS AS IT APPEARS ON THE RECORDS OF THE CORPORATION.

VOTING LIST.  THE OFFICER WHO HAS CHARGE OF THE STOCK LEDGER OF THE CORPORATION
-----------
SHALL PREPARE, AT LEAST TEN (10) DAYS BEFORE EACH MEETING OF STOCKHOLDERS, A COMPLETE LIST OF THE STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING, ARRANGED IN ALPHABETICAL ORDER, AND SHOWING THE ADDRESS OF EACH STOCKHOLDER AND THE NUMBER OF SHARES REGISTERED IN THE NAME OF EACH STOCKHOLDER. SUCH LIST SHALL BE OPEN TO THE EXAMINATION OF ANY STOCKHOLDER, FOR ANY PURPOSE GERMANE TO THE MEETING, DURING ORDINARY BUSINESS HOURS, FOR A PERIOD OF AT LEAST TEN (10) DAYS PRIOR TO THE MEETING, AT A PLACE WITHIN THE CITY WHERE THE MEETING IS TO BE HELD, WHICH PLACE SHALL BE SPECIFIED IN THE NOTICE OF THE MEETING, OR IF NOT SO SPECIFIED, AT THE PLACE WHERE THE MEETING IS TO BE HELD. THE LIST SHALL ALSO BE PRODUCED AND KEPT AT THE TIME AND PLACE OF THE MEETING DURING THE WHOLE TIME OF THE MEETING, AND MAY BE INSPECTED BY ANY STOCKHOLDER WHO IS PRESENT. THIS LIST SHALL PREEMPTIVELY

DETERMINE THE IDENTITY OF THE STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING AND THE NUMBER OF SHARES HELD BY EACH OF THEM.

QUORUM.  EXCEPT AS OTHERWISE PROVIDED BY LAW OR THESE BY-LAWS, THE HOLDERS OF A
------
MAJORITY OF THE SHARES OF THE CAPITAL STOCK OF THE CORPORATION ENTITLED TO VOTE AT THE MEETING, PRESENT IN PERSON OR REPRESENTED BY PROXY, SHALL CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS. IF A QUORUM SHALL FAIL TO ATTEND ANY MEETING, THE CHAIRMAN OF THE MEETING OR THE HOLDERS OF A MAJORITY OF THE SHARES OF STOCK ENTITLED TO VOTE WHO ARE PRESENT, IN PERSON OR BY PROXY, MAY ADJOURN THE MEETING TO ANOTHER PLACE, DATE OR TIME.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

ADJOURNMENTS.  ANY MEETING OF STOCKHOLDERS MAY BE ADJOURNED TO ANY OTHER TIME
------------
AND TO ANY OTHER PLACE AT WHICH A MEETING OF STOCKHOLDERS MAY BE HELD UNDER THESE BY-LAWS BY THE HOLDERS OF A MAJORITY OF THE SHARES OF STOCK PRESENT OR REPRESENTED AT THE MEETING AND ENTITLED TO VOTE, ALTHOUGH LESS THAN A QUORUM, OR, IF NO STOCKHOLDER IS PRESENT, BY ANY OFFICER ENTITLED TO PRESIDE AT OR TO ACT AS SECRETARY OF SUCH MEETING. WHEN A MEETING IS ADJOURNED TO ANOTHER PLACE, DATE OR TIME, WRITTEN NOTICE NEED NOT BE GIVEN OF THE ADJOURNED MEETING IF THE PLACE, DATE AND TIME THEREOF ARE ANNOUNCED AT THE MEETING AT WHICH THE ADJOURNMENT IS TAKEN; PROVIDED, HOWEVER, THAT IF THE DATE OF ANY ADJOURNED MEETING IS MORE THAN THIRTY (30) DAYS AFTER THE DATE FOR WHICH THE MEETING WAS ORIGINALLY NOTICED, OR IF A NEW RECORD DATE IS FIXED FOR THE ADJOURNED MEETING, WRITTEN NOTICE OF THE PLACE, DATE, AND TIME OF THE ADJOURNED MEETING SHALL BE GIVEN IN CONFORMITY HEREWITH. AT THE ADJOURNED MEETING, THE CORPORATION MAY TRANSACT ANY BUSINESS WHICH MIGHT HAVE BEEN TRANSACTED AT THE ORIGINAL MEETING.

VOTING AND PROXIES.  EACH STOCKHOLDER SHALL HAVE ONE VOTE FOR EACH SHARE OF
------------------
STOCK ENTITLED TO VOTE HELD OF RECORD BY SUCH STOCKHOLDER AND A PROPORTIONATE VOTE FOR EACH FRACTIONAL SHARE SO HELD, UNLESS OTHERWISE PROVIDED BY LAW. EACH STOCKHOLDER OF RECORD ENTITLED TO VOTE AT A MEETING OF STOCKHOLDERS, MAY VOTE IN PERSON OR MAY AUTHORIZE ANY OTHER PERSON OR PERSONS TO VOTE OR ACT FOR HIM BY WRITTEN PROXY EXECUTED BY THE STOCKHOLDER OR HIS AUTHORIZED AGENT OR BY A TRANSMISSION PERMITTED BY LAW AND DELIVERED TO THE SECRETARY OF THE CORPORATION. NO STOCKHOLDER MAY AUTHORIZE MORE THAN ONE PROXY FOR HIS SHARES. ANY COPY, FACSIMILE TELECOMMUNICATION OR OTHER RELIABLE REPRODUCTION OF THE WRITING OR TRANSMISSION CREATED PURSUANT TO THIS SECTION MAY BE SUBSTITUTED OR USED IN LIEU OF THE ORIGINAL WRITING OR TRANSMISSION FOR ANY AND ALL PURPOSES FOR WHICH THE ORIGINAL WRITING OR TRANSMISSION COULD BE USED, PROVIDED THAT SUCH COPY, FACSIMILE TRANSMISSION OR OTHER REPRODUCTION SHALL BE A COMPLETE REPRODUCTION OF THE ENTIRE ORIGINAL WRITING OR TRANSMISSION.

ACTION AT MEETING.  WHEN A QUORUM IS PRESENT AT ANY MEETING, ANY ELECTION SHALL
-----------------
BE DETERMINED BY A PLURALITY OF THE VOTES CAST BY THE STOCKHOLDERS ENTITLED TO VOTE AT THE ELECTION, AND ALL OTHER MATTERS SHALL BE DETERMINED BY A MAJORITY OF THE VOTES CAST AFFIRMATIVELY OR NEGATIVELY ON THE MATTER (OR IF THERE ARE TWO OR MORE CLASSES OF STOCK ENTITLED TO VOTE AS SEPARATE CLASSES, THEN IN THE CASE OF EACH SUCH CLASS, A MAJORITY OF EACH SUCH CLASS PRESENT OR REPRESENTED AND VOTING AFFIRMATIVELY OR NEGATIVELY ON THE MATTER) SHALL DECIDE SUCH MATTER, EXCEPT WHEN A DIFFERENT VOTE IS REQUIRED BY EXPRESS PROVISION OF LAW, THE CERTIFICATE OF INCORPORATION OR THESE BY-LAWS.

     All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

NOTICE OF STOCKHOLDER BUSINESS.  AT AN ANNUAL MEETING OF THE STOCKHOLDERS, ONLY
------------------------------
SUCH BUSINESS SHALL BE CONDUCTED AS SHALL HAVE BEEN PROPERLY BROUGHT BEFORE THE MEETING. TO BE PROPERLY BROUGHT BEFORE AN ANNUAL MEETING, BUSINESS MUST BE
(I) SPECIFIED IN THE NOTICE OF MEETING (OR ANY SUPPLEMENT THERETO) GIVEN BY OR AT THE DIRECTION OF THE BOARD OF DIRECTORS, (II) PROPERLY BROUGHT BEFORE THE MEETING BY OR AT THE DIRECTION OF THE BOARD OF DIRECTORS, OR (III) PROPERLY BROUGHT BEFORE AN ANNUAL MEETING BY A STOCKHOLDER. FOR BUSINESS TO BE PROPERLY BROUGHT BEFORE AN ANNUAL MEETING BY A STOCKHOLDER, THE STOCKHOLDER MUST HAVE GIVEN TIMELY NOTICE THEREOF IN WRITING TO THE SECRETARY OF THE CORPORATION. TO BE TIMELY, A STOCKHOLDER PROPOSAL TO BE PRESENTED AT AN ANNUAL MEETING SHALL BE RECEIVED AT THE CORPORATION'S PRINCIPAL EXECUTIVE OFFICES NOT LESS THAN 120 CALENDAR DAYS IN ADVANCE OF THE DATE THAT THE CORPORATION'S (OR THE CORPORATION'S PREDECESSOR'S) PROXY STATEMENT WAS RELEASED TO STOCKHOLDERS IN CONNECTION WITH THE PREVIOUS YEAR'S ANNUAL MEETING OF STOCKHOLDERS, EXCEPT THAT IF NO ANNUAL MEETING WAS HELD IN THE PREVIOUS YEAR OR THE DATE OF THE ANNUAL MEETING HAS BEEN ADVANCED BY MORE THAN 30 CALENDAR DAYS FROM THE DATE CONTEMPLATED AT THE TIME OF THE PREVIOUS YEAR'S PROXY STATEMENT, NOTICE BY THE STOCKHOLDERS TO BE TIMELY MUST BE RECEIVED NOT LATER THAN THE CLOSE OF BUSINESS ON THE TENTH DAY FOLLOWING THE DAY ON WHICH THE DATE OF THE ANNUAL MEETING IS PUBLICLY ANNOUNCED.

     A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

CONDUCT OF BUSINESS.  AT EVERY MEETING OF THE STOCKHOLDERS, THE CHAIRMAN OF THE
-------------------
BOARD, IF THERE IS SUCH AN OFFICER, OR IF NOT, THE PERSON APPOINTED BY THE BOARD OF DIRECTORS, SHALL ACT AS CHAIRMAN. THE SECRETARY OF THE CORPORATION OR A PERSON DESIGNATED BY THE CHAIRMAN OF THE MEETING SHALL ACT AS SECRETARY OF THE MEETING. UNLESS OTHERWISE APPROVED BY THE CHAIRMAN OF THE MEETING, ATTENDANCE AT THE STOCKHOLDERS' MEETING IS RESTRICTED TO STOCKHOLDERS OF RECORD, PERSONS AUTHORIZED IN ACCORDANCE WITH SECTION 1.8 OF THESE BY-LAWS TO ACT BY PROXY, AND OFFICERS OF THE CORPORATION.

     The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and
Section 1.10 above. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this
Section 1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

STOCKHOLDER ACTION BY WRITTEN CONSENT.  ANY ACTION WHICH MAY BE TAKEN AT ANY
-------------------------------------
ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS MAY BE TAKEN WITHOUT A MEETING AND WITHOUT PRIOR NOTICE, IF A CONSENT IN WRITING, SETTING FORTH THE ACTIONS SO TAKEN, IS SIGNED BY THE HOLDERS OF OUTSTANDING SHARES HAVING NOT LESS THAN THE MINIMUM NUMBER OF VOTES WHICH WOULD BE NECESSARY TO AUTHORIZE OR TAKE SUCH ACTION AT A MEETING AT WHICH ALL SHARES ENTITLED TO VOTE THEREON WERE PRESENT AND VOTED. ALL SUCH CONSENTS SHALL BE FILED WITH THE SECRETARY OF THE CORPORATION AND SHALL BE MAINTAINED IN THE CORPORATE RECORDS. PROMPT NOTICE OF THE TAKING OF A CORPORATE ACTION WITHOUT A MEETING BY LESS THAN UNANIMOUS WRITTEN CONSENT SHALL BE GIVEN TO THOSE STOCKHOLDERS WHO HAVE NOT CONSENTED IN WRITING.

Article 2.  Board of Directors
            ------------------

     2.1. General Powers.  The business and affairs of the corporation shall be
          --------------
managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2. Number and Term of Office.  The number of directors shall initially be
          -------------------------
four (4) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

     2.3. Vacancies and Newly Created Directorships  Subject to the rights of
          -----------------------------------------
the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     2.4. Resignation.  Any director may resign by delivering his written
          -----------
resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.5. Regular Meetings.  Regular meetings of the Board of Directors may be
          ----------------
held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.6. Special Meetings.  Special meetings of the Board of Directors may be
          ----------------
called at any time and place, within or without the State of Delaware, by the Chairman of the Board, the President and Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

     2.7. Notice of Special Meetings.  Notice of any special meeting of
          --------------------------
directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone or electronic voice message system at least 24 hours in advance of the meeting,
(ii) by sending a telegram, telecopy or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least three (3) day in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     2.8. Participation in Meetings by Telephone Conference Calls.  Directors or
          -------------------------------------------------------
any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     2.9. Quorum.  A majority of the total number of authorized directors shall
          ------
constitute a quorum at any meeting of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

     2.10 Action at Meeting.  At any meeting of the Board of Directors at which
          -----------------
a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

     2.11.  Action by Consent.  Any action required or permitted to be taken at
            -----------------
any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing. Any such written consents shall be filed with the minutes of proceedings of the Board or committee.

     2.12.  Removal.  Subject to the rights of the holders of any series of
            -------
Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

     2.13.  Committees.  The Board of Directors may designate one or more
            ----------
committees, each committee to consist of one or more of the directors of the corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

     2.14.  Compensation of Directors.  Directors may be paid such compensation
            -------------------------
for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to the determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

     2.15.  Nomination of Director Candidates.  Subject to the rights of holders
            ---------------------------------
of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     In the event that a person is validly designated as a nominee in accordance with this Section 2.15 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 2.15 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

     If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 2.15, such nomination shall be void; provided, however, that nothing in this
Section 2.15 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

Article 3.  Officers
            --------

     3.1. Enumeration.  The officers of the corporation shall consist of a
          -----------
President and Chief Executive Officer, a Secretary, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2. Election.  Officers shall be elected annually by the Board of
          --------
Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

     3.3. Qualification.  No officer need be a stockholder.  Any two or more
          -------------
offices may be held by the same person.

     3.4. Tenure.  Except as otherwise provided by law, by the Certificate of
          ------
Incorporation or by these   By-Laws, each officer shall hold office until his
successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his earlier death, resignation or removal.

     3.5. Resignation and Removal.  Any officer may resign by delivering his
          -----------------------
written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     3.6. Chairman of the Board.  The Board of Directors may appoint a Chairman
          ---------------------
of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and, if he is a director, at all meetings of the Board of Directors.

     3.7. President.  The President shall, subject to the direction of the Board
          ---------
of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board.

     3.8. Vice Presidents.  Any Vice President shall perform such duties and
          ---------------
possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have at the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.9. Secretary and Assistant Secretaries.  The Secretary shall perform such
          -----------------------------------
duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.10.  Chief Financial Officer.  Unless otherwise designated by the Board
            -----------------------
of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the Corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

     3.11.  Salaries.  Officers of the corporation shall be entitled to such
            --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

     3.12.  Delegation of Authority.  The Board of Directors may from time to
            -----------------------
time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Article 4.  Capital Stock
            -------------

     4.1. Issuance of Stock.  Unless otherwise voted by the stockholders and
          -----------------
subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2. Certificates of Stock.  Every holder of stock of the corporation shall
          ---------------------
be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Chief Financial Officer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     4.3. Transfers.  Except as otherwise established by rules and regulations
          ---------
adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by the By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

     4.4. Lost, Stolen or Destroyed Certificates.  The corporation may issue a
          --------------------------------------
new certificate of stock in place of any previously saved certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

     4.5. Record Date.  The Board of Directors may fix in advance a date as a
          -----------
record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Article 5.  General Provisions
            ------------------

     5.1. Fiscal Year.  The fiscal year of the corporation shall be as fixed by
          -----------
the Board of Directors.
     5.2. Corporate Seal.  The corporate seal shall be in such form as shall be
          --------------
approved by the Board of Directors.

     5.3. Waiver of Notice.  Whenever any notice whatsoever is required to be
          ----------------
given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telecopy, telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     5.4. Actions with Respect to Securities of Other Corporations.  Except as
          --------------------------------------------------------
the Board of Directors may otherwise designate, the President or any officer of the corporation authorized by the President shall have the power to vote and otherwise act on behalf of the corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers which this corporation may possess by reason of this corporation's ownership of securities in such other corporation or other organization.

     5.5. Evidence of Authority.  A certificate by the Secretary, or an
          ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     5.6. Certificate of Incorporation.  All references in these By-Laws to the
          ----------------------------
Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

     5.7. Severability.  Any determination that any provision of these By-Laws
          ------------
is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

     5.8. Pronouns. All pronouns used in these By-Laws shall be deemed to refer
          --------
to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     5.9. Notices.  Except as otherwise specifically provided herein or required
          -------
by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or be telegram or mailgram.

     5.10.  Reliance Upon Books, Reports and Records.  Each director, each
            ----------------------------------------
member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     5.11.  Time Periods.  In applying any provision of these By-Laws which
            ------------
require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     5.12.  Facsimile Signatures.  In addition to the provisions for use of
            --------------------
facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Article 6.  Amendments
            ----------

     6.1. By the Board of Directors.  Except as is otherwise set forth in these
          -------------------------
By-Laws, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

     6.2. By the Stockholders.  Except as otherwise set forth in these By-Laws,
          -------------------
these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new By-Laws
--------
shall have been stated in the notice of such special meeting.

Article 7.  Indemnification of Directors and Officers.
            -----------------------------------------

     7.1. Right to Indemnification.  Each person who was or is made a party or
          ------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a Partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that,
                                                   --------  -------
except as provided in Section 7.2 of this Article 7, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, unless the Delaware General Corporation
             --------  -------
Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation. service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     7.2. Right of Claimant to Bring Suit.  If a claim under Section 7.1 is not
          -------------------------------
paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other then an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     7.3. Indemnification of Employees and Agents.  The Corporation may, to the
          ---------------------------------------
extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

     7.4. Non-Exclusivity of Rights.  The rights conferred on any person in
          -------------------------
Sections 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     7.5. Indemnification Contracts.  The Board of Directors is authorized to
          -------------------------
enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 7.

     7.6. Insurance.  The Corporation shall maintain insurance to the extent
          ---------
reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     7.7. Effect of Amendment.  Any amendment, repeal or modification of any
          -------------------
provision of this Article 7 by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.